Exhibit 3.1

AMENDED AND RESTATED BYLAWS

OF

AMERICAN EAGLE OUTFITTERS, INC.

(A Delaware corporation)

ARTICLE I

Offices

Section 1. Registered Office. The registered office of the Corporation is located at 1209 Orange Street, Wilmington, Delaware 19801. The Corporation may, by resolution of the Board of Directors, change the location to any other place in Delaware.

Section 2. Other Offices. The Corporation may have such other offices, within or without the State of Delaware, as the Board of Directors may from time to time establish.

ARTICLE II

Meetings of Stockholders

Section 1. Annual Meetings. The annual meeting of the stockholders for the election of directors and for the transaction of any other business as may properly come before the meeting shall be held on such date as from time to time may be designated by the Board of Directors.

Section 2. Special Meetings. A special meeting of the stockholders may be called at any time only by the Board of Directors pursuant to a resolution approved by a majority of the Board of Directors.

Section 3. Place of Meetings. The Board of Directors may designate any place, either within or without the State of Delaware, as the place of meeting for any annual meeting or for any special meeting of stockholders.

Section 4. Notice of Meetings. Written notice stating the place, date and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given by or under the direction of the Secretary, to each stockholder of record entitled to vote at such meeting. Except as otherwise required by statute, the written notice shall be given not less than ten nor more than sixty days before the date of the meeting. If mailed, such notice shall be deemed to be given when deposited in the United States mail, postage prepaid, directed to the stockholder at his address as it appears on the records of the Corporation. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting. Attendance of a person at a meeting of stockholders shall constitute a waiver of notice of such meeting, except when the stockholder attends for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Any previously scheduled meeting of the stockholders may be postponed, and unless the Corporation’s Amended and Restated Certificate of Incorporation, as the same may be further amended from time to time (the “Certificate of Incorporation”) otherwise provides, any special meeting of the stockholders may he cancelled, by resolution of the Board of Directors upon public notice given prior to the time previously scheduled for such meeting of stockholders.

Section 5. Quorum. Except as otherwise required by statute, the presence at any meeting, in person or by proxy, of a majority of the shares then issued and outstanding and entitled to vote shall be necessary and sufficient to constitute a quorum for the transaction of business. The Chairman of the meeting or a majority of the shares so represented may adjourn the meeting from time to time, whether or not there is such a quorum. The stockholders present at a duly called meeting at which a quorum is present may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

Section 6. Voting Lists. The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders of record entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. If and to the extent required by statute, such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder of record who is present.

Section 7. Adjourned Meetings. When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting.

Section 8. Proxies. Each stockholder of record entitled to vote at a meeting of stockholders may authorize another person or persons to act for him by written proxy, but no such proxy shall be voted or acted upon other than at the meeting specified in the proxy or any adjournment of such meeting.

Section 9. Voting Rights. Except as otherwise provided by statute or by the Certificate of Incorporation, and subject to the provisions of Article VI of these Bylaws, each stockholder of record shall at every meeting of the stockholders be entitled to one vote for each share of the capital stock having voting power held by such stockholder.

Section 10. Notice of Stockholder Business and Nominations.

A. Annual Meetings of Stockholders.

(1) Nominations of persons for election to the Board of Directors and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders (a) pursuant to the Corporation’s notice of meeting, (b) by or at the direction of the Board of Directors or (c) by any stockholder of the Corporation who (i) was a stockholder of record at the time of giving of notice provided for in this Bylaw and at the time of the annual meeting, (ii) is entitled to vote at the meeting and (iii) complies with the notice procedures set forth in this Bylaw.

(2) For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to Section 10(A)(1)(c) of this Bylaw, the stockholder must have given timely notice thereof in writing to the Secretary and such other business must otherwise be a proper matter for stockholder action. To be timely, a stockholder’s notice shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the 90th day and not later than the close of business on the 60th day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 90th day prior to such annual meeting and not later than the close of business on the later of the 60th day prior to such annual meeting and the 10th day following the day on which public announcement of the date of such meeting is first made by the Corporation. In no event shall the public announcement of an adjournment of an annual meeting commence a new time period for the giving of a stockholder’s notice as described above. To be in proper form, a stockholder’s notice to the Secretary must: (a) set forth, as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such stockholder, as they appear on the Corporation’s books, and of such beneficial owner, if any, (ii) the class or series and number of shares of the Corporation which are owned beneficially and of record by such stockholder and such beneficial owner, if any, as of the date of such notice (which information shall be supplemented by such stockholder and beneficial owner, if any, not later than 10 days after the record date for the meeting to disclose such ownership as of the record date), and (iii) any other information relating to such stockholder and beneficial owner, if any, that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in a contested election pursuant to Section 14 of the Securities Exchange Act of 1934, as amended and the rules and regulations promulgated thereunder (the “Exchange Act”); (b) if the notice relates to any business other than the nomination of a director that the stockholder proposes to bring before the meeting, set forth (i) a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest of such stockholder and beneficial owner, if any, in such business and (ii) a description of all agreements, arrangements and understandings between such stockholder and beneficial owner, if any, and any other person or persons (including their names) in connection with the proposal of such business by such stockholder; (c) set forth, as to each person, if any, whom the stockholder proposes to nominate for election or reelection as a director (i) all information relating to such person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors in a contested election pursuant to Section 14 of the Exchange Act (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected) and (ii) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among such stockholder and beneficial owner, if any, and their respective affiliates and associates, or others acting in concert therewith, on the one hand, and each proposed nominee, and his or her respective affiliates and associates, or others acting in concert therewith, on the other hand, including without limitation all information that would be required to be disclosed pursuant to Rule 404 promulgated under Regulation S-K if the stockholder making the nomination and any beneficial owner on whose behalf the nomination is made, if any, or any affiliate or associate thereof or person acting in concert therewith, were the “registrant” for purposes of such rule and the nominee were a director or executive officer of such registrant; and (d) with respect to each nominee for election or reelection to the Board of Directors, include the completed and signed questionnaire, representation and agreement required by Section 3 of this Bylaw. The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as an independent director of the Corporation or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such nominee.

(3) Notwithstanding anything in the second sentence of Section 1(A)(2) of this Bylaw to the contrary, in the event that the number of directors to be elected to the Board of Directors of the Corporation is increased and there is no public announcement by the Corporation naming all of the nominees for director or specifying the size of the increased Board of Directors at least 100 days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice required by this Bylaw shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 10th day following the day on which such public announcement is first made by the Corporation.

B. Special Meetings of Stockholders. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be elected pursuant to the Corporation’s notice of meeting (a) by or at the direction of the Board of Directors or (b) provided that the Board of Directors has determined that directors shall be elected at such meeting, by any stockholder of the Corporation who (i) is a stockholder of record at the time of giving of notice provided for in this Bylaw and at the time of the special meeting, (ii) is entitled to vote at the meeting and (iii) complies with the notice procedures set forth in this Bylaw. In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, any such stockholder may nominate a person or persons (as the case may be) for election to such position(s) as specified in the Corporation’s notice of meeting, if the stockholder’s notice required by Section 10(A)(2) of this Bylaw (including the completed and signed questionnaire, representation and agreement required by Section 3 of this Bylaw) shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the 90th day prior to such special meeting and not later than the close of business on the later of the 60th day prior to such special meeting and the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall the public announcement of an adjournment of a special meeting commence a new time period for the giving of a stockholder’s notice as described above.

C. General.

(1) Only such persons who are nominated in accordance with the procedures set forth in this Bylaw shall be eligible to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Bylaw. Except as otherwise provided by law, the Certificate of Incorporation or these Bylaws, the Chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Bylaw and, if any proposed nomination or business is not in compliance with this Bylaw, to declare that such defective proposal or nomination shall be disregarded.

(2) For purposes of this Bylaw, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

(3) Notwithstanding the foregoing provisions of this Bylaw, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Bylaw. Nothing in this Bylaw shall be deemed to affect any rights (i) of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act or (ii) of the holders of any series of Preferred Stock if and to the extent provided for under law, the Certificate of Incorporation or these Bylaws.

Section 11. Required Vote for Directors.

A. Majority Vote. Each director to be elected by stockholders shall be elected by the vote of the majority of the votes cast at any meeting for the election of directors at which a quorum is present. For purposes of this Bylaw, a majority of votes cast shall mean that the number of shares voted “for” a director’s election exceeds 50% of the number of votes cast with respect to that director’s election. Votes cast shall include votes “against” and exclude “abstentions” with respect to that director’s election. Notwithstanding the foregoing, in the event of a contested election of directors, directors shall be elected by the vote of a plurality of the votes cast at any meeting for the election of directors at which a quorum is present. For purposes of this Bylaw, a contested election shall mean any election of directors in which the number of candidates for election as directors exceeds the number of directors to be elected, with the determination thereof being made by the Secretary as of the close of the applicable notice of nomination period set forth in Section 10 of this Bylaw based on whether one or more notice(s) of nomination were timely filed in accordance with said advance notice provision (provided that the determination that an election is a “contested election” shall be determinative only as to the timeliness of a notice of nomination and not otherwise as to its validity). If, prior to the time the Corporation mails its initial proxy statement in connection with such election of directors, one or more notices of nomination are withdrawn such that the number of candidates for election as director no longer exceeds the number of directors to be elected, the election shall not be considered a contested election.

B. Resignation. If a nominee for director who is an incumbent director is not elected and no successor has been elected at such meeting, the director shall promptly tender his or her resignation to the Board of Directors in accordance with the agreement contemplated by this Bylaw. The Nominating and Corporate Governance Committee shall make a recommendation to the Board of Directors as to whether to accept or reject the tendered resignation, or whether other action should be taken. The Board of Directors shall act on the tendered resignation, taking into account the Nominating and Corporate Governance Committee’s recommendation, and publicly disclose (by a press release, a filing with the Securities and Exchange Commission or other broadly disseminated means of communication) its decision regarding the tendered resignation and the rationale behind the decision within 90 days from the date of the certification of the election results. The Nominating and Corporate Governance Committee in making its recommendation, and the Board of Directors in making its decision, may each consider any factors or other information that it considers appropriate and relevant. The director who tenders his or her resignation shall not participate in the recommendation of the Nominating and Corporate Governance Committee or the decision of the Board of Directors with respect to his or her resignation. If such incumbent director’s resignation is not accepted by the Board of Directors, such director shall continue to serve until the annual meeting for election of his or her class of Director and until his or her successor is duly elected, or his or her earlier resignation or removal. If a director’s resignation is accepted by the Board of Directors pursuant to this Bylaw, or if a nominee for director is not elected and the nominee is not an incumbent director, then the Board of Directors, in its sole discretion, may fill any resulting vacancy or may decrease the size of the Board of Directors pursuant to the provisions of Article III, Section 3 of these Bylaws.

Section 12. Submission of Questionnaire, Representation and Agreement. To be eligible to be a nominee for election or reelection as a director of the Corporation, a person must deliver (in accordance with the time periods prescribed for delivery of notice under Section 10 of this Bylaw) to the Secretary at the principal executive offices of the Corporation a written questionnaire with respect to the background and qualification of such person and the background of any other person or entity on whose behalf the nomination is being made (which questionnaire shall be provided by the Secretary upon written request) and a written representation and agreement (in the form provided by the Secretary upon written request) that such person (A) will abide by the requirements of Section 11 of this Bylaw, (B) is not and will not become a party to (1) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation or (2) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the Corporation, with such person’s fiduciary duties under applicable law, (C) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed therein, (D) in such person’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a director of the Corporation, and will comply with all applicable publicly disclosed corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Corporation.

Section 13. Inspectors of Elections; Opening and Closing the Polls. The Board of Directors by resolution shall appoint one or more inspectors, which inspector or inspectors may include individuals who serve the Corporation in other capacities, including, without limitation, as officers, employees, agents or representatives, to act at the meetings of stockholders and make a written report thereof. One or more persons may be designated as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate has been appointed to act or is able to act at a meeting of stockholders, the Chairman of the meeting shall appoint one or more inspectors to act at the meeting. The inspectors shall have the duties prescribed by law.

The Chairman of the meeting may fix and announce at the meeting the date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting.

ARTICLE III

Board of Directors

Section 1. General Powers. The business of the Corporation shall be managed by the Board of Directors, except as otherwise provided by statute or by the Certificate of Incorporation.

Section 2. Number. The number of the Directors of the Corporation shall be fixed as specified in the Certificate of Incorporation.

Section 3. Election and Term of Office. Directors shall be elected at the annual meeting of stockholders as specified in the Certificate of Incorporation. Newly created directorships resulting from any increase in the number of directors and any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other cause shall be filled by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum, or by a sole remaining director, all as specified in the Certificate of Incorporation.

Section 4. First Meetings. The first meeting of each newly elected Board of Directors shall be held without notice immediately after the annual meeting of the stockholders for the purpose of the organization of the Board, the election of officers, and the transaction of such other business as may properly come before the meeting.

Section 5. Regular Meetings. Regular meetings of the Board of Directors may be held without notice at such times and at such places, within or without the State of Delaware, as shall from time to time be determined by the Board.

Section 6. Special Meetings. Special meetings of the Board of Directors may be called by the Chairman of the Board. Such meetings shall be held at such times and at such places, within or without the State of Delaware, as shall be determined by the officer calling the meeting. Notice of any special meeting of directors shall be given to each director at his business or residence in writing by hand delivery, first-class or overnight mail or courier service, telegram or facsimile transmission, or orally by telephone. If mailed by first-class mail, such notice shall be deemed adequately delivered when deposited in the United States mails so addressed, with postage thereon prepaid, at least two (2) days before such meeting.

If by telegram, overnight mail or courier service, such notice shall be deemed adequately delivered when the telegram is delivered to the telegraph company or the notice is delivered to the overnight mail or courier service company at least the day prior to such meeting. If by facsimile transmission, such notice shall be deemed adequately delivered when the notice is transmitted at least twelve (12) hours before such meeting. Such notice need not state the purposes of the meeting. Any or all directors may waive notice of any meeting, either before or after the meeting. Attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except when the director attends for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

Section 7. Quorum, Required Vote, and Adjournment. The presence, at any meeting, of a majority of the whole Board shall be necessary and sufficient to constitute a quorum for the transaction of business. Except as otherwise required by statute or by the Certificate of Incorporation, the vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors. In the absence of a quorum, a majority of the directors present at the time and place of any meeting may adjourn such meeting from time to time until a quorum be present.

Section 8. Consent of Directors in Lieu of Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all the members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee.

Section 9. Participation in Meetings by Telephone. A member of the Board or any committee thereof may participate in a meeting of such Board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this section shall constitute presence in person at such meeting.

Section 10. Compensation. The Board of Directors may authorize the payment to directors of a fixed fee and expenses for attendance at meetings of the Board or any committee thereof, and other compensation for service as directors. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor.

Section 11. Intercompany Transactions. Transactions between the Corporation and any of its affiliates will be subject to approval by a majority of the disinterested directors of the Corporation and will be on such terms, which, in the judgment of such directors, will be no less favorable to the Corporation than could be obtained from unaffiliated parties.

ARTICLE IV

Board Committees

The Board of Directors may designate one or more regular and special committees, consisting of directors, officers or other persons, which shall have and may exercise such powers and functions as the Board may prescribe in the management of the business and affairs of the

Corporation; provided, however, that no committee shall have power or authority in reference to the following matters: (a) approving or adopting, or recommending to the stockholders, any action or matter expressly required by the Delaware General Corporation Law to be submitted to stockholders for approval, or (b) adopting, amending or repealing any Bylaw of the Corporation. Such committees shall keep regular minutes of their proceedings and report the same to the Board of Directors when required. The Board of Directors may from time to time suspend, alter, continue or terminate any such committee or the powers and functions thereof. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitutes a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.

ARTICLE V

Officers

Section 1. Number, Election, Term of Office and Qualification. The number, titles and duties of the officers shall be determined by the Board of Directors from time to time, subject to the provisions of applicable law, the Certificate of Incorporation, and these Bylaws. Each officer shall be elected in the manner prescribed by the Board of Directors and shall hold office until such officer’s successor is elected and qualified or until such officer’s death, resignation or removal. The election of officers shall be held annually at the first meeting of the Board of Directors held after each annual meeting of stockholders, subject to the power of the Board of Directors to designate any office at any time and elect any person thereto. The officers shall include a Chairman of the Board and a President, and may include one or more Vice Chairmen of the Board, one or more Vice Presidents, a Secretary, a Treasurer, and such other officers as the Board of Directors may determine. The same person may hold any two or more offices, and in any such case, these Bylaws shall be construed and understood accordingly; provided that the same person may not hold the offices of Chairman of the Board and Secretary or President and Secretary. No officer other than the Chairman of the Board or Vice Chairman of the Board need be a director of the Corporation.

Section 2. Removal. Any officer or agent may he removed at any time, with or without cause, by the Board of Directors.

Section 3. Vacancies. Any vacancy occurring in any office of the Corporation may be filled for the unexpired term in the manner prescribed by these Bylaws for the regular election to such office.

Section 4. Chief Executive Officer. The Board of Directors shall designate one of the officers to be the Chief Executive Officer. Subject to the direction and under the supervision of the Board of Directors, the Chief Executive Officer shall have general charge of the business, affairs and property of the Corporation, and control over its officers, agents and employees.

Section 5. The Secretary. The Secretary shall keep the minutes of the proceedings of the stockholders and of the Board of Directors in one or more books to be kept for that purpose.

The Secretary shall have custody of the seal of the Corporation, and the Secretary, and any Assistant Secretary, shall have authority to cause such seal to be affixed to any instrument requiring it and when so affixed, it may be attested by the signature of the Secretary or Assistant Secretary. The Secretary shall, in general, perform all duties and have all powers incident to the office of Secretary and shall perform such other duties and have such other powers as may from time to time be assigned to the Secretary by these Bylaws, by the Board of Directors or by the Chief Executive Officer.

Section 6. Treasurer. The Treasurer shall have custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation. The Treasurer shall cause all moneys and other valuable effects to be deposited in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. The Treasurer shall cause the funds of the Corporation to be disbursed when such disbursements have been duly authorized, taking proper vouchers for such disbursements, and shall render to the Chief Executive Officer and the Board of Directors, whenever requested, an account of all transactions conducted by the Treasurer for the Corporation and of the financial condition of the Corporation. The Treasurer shall, in general, perform all duties and have all powers incident to the office of Treasurer and shall perform such other duties and have such other powers as may from time to time be assigned to the Treasurer by these Bylaws, by the Board of Directors or by the Chief Executive Officer.

ARTICLE VI

Fixing Record Date

In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty days nor less than ten days before the date of such meeting, nor more than sixty days prior to any other action. If no record date is fixed, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held and the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

ARTICLE VII

Execution of Documents and Instruments

Section 1. Execution of Documents and Instruments Generally. Any officer of the Corporation and such other persons as may be authorized by the Chairman of the Board or any Vice Chairman of the Board from time to time are severally and respectively authorized to execute documents and to take actions in the Corporation’s name in connection with transactions conducted in the ordinary course of the Corporation’s business.

With respect to all other transactions, all documents, instruments or writings of any nature shall be signed, executed, verified, acknowledged and delivered by such officer or officers or such agent or agents of the Corporation and in such manner as the Board of Directors from time to time may determine.

Section 2. Checks, Drafts, Etc. All notes, drafts, acceptances, checks, endorsements, and all evidence of indebtedness of the Corporation whatsoever, shall be signed by such officer or officers or such agent or agents of the Corporation and in such manner as the Board of Directors from time to time may determine. Endorsements for deposit to the credit of the Corporation in any of its duly authorized depositories shall be made in such manner as the Board of Directors from time to time may determine.

Section 3. Proxies and Consents. Proxies to vote and written consent with respect to shares of stock of other corporations owned by or standing in the name of the Corporation may be executed and delivered from time to time on behalf of the Corporation by the Chairman, the President, any Vice Chairman, any Vice President, the Secretary or the Treasurer of the Corporation, or by any other person or persons duly authorized by the Board of Directors.

ARTICLE VIII

Capital Stock

Section 1. Stock Certificates and Uncertificated Shares. The interest of every holder of stock in the Corporation shall be evidenced by a certificate or certificates signed in the name of the Corporation by the Chairman, President, Vice Chairman or a Vice President, and by the Secretary or an Assistant Secretary of the Corporation certifying the number of shares owned by him in the Corporation and in such form not inconsistent with the Certificate of Incorporation or applicable law as the Board of Directors may from time to time prescribe. If such certificate is countersigned (1) by a transfer agent, whether or not a subsidiary of the Corporation, other than the Corporation or its employee, or (2) by a registrar, whether or not a subsidiary of the Corporation, other than the Corporation or its employee, the signatures of the officers of the Corporation may be facsimiles. In case any officer who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer at the date of issue. The foregoing notwithstanding, the Board of Directors may provide by resolution or resolutions that some or all of any or all classes or series of stock of the Corporation be represented by uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Within a reasonable time after the issuance or transfer of uncertificated stock, the Corporation shall send to the registered owner thereof a written notice containing the information required by law to be set forth or stated on certificates representing shares of such class or series or a statement that the Corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and rights of such class or series and the qualifications, limitations or restrictions of such preferences and/or rights. Except as otherwise provided by law, the rights and obligations of the holders of uncertificated shares and the rights and obligations of the holders of certificates representing shares of stock of the same class and the same series shall be identical.

Section 2. Transfer of Stock. Shares of stock of the Corporation shall be transferred on the books of the Corporation only by the holder of record thereof or by his attorney duly authorized in writing, upon receipt of proper transfer instructions from the registered owner of uncertificated shares or surrender to the Corporation of the certificates for such shares endorsed by the appropriate person or persons, with such evidence of the authenticity of such endorsement, transfer, authorization and other matters as the Corporation may reasonably require, and accompanied by all necessary stock transfer tax stamps. In that event, it shall be the duty of the Corporation to issue a new certificate or uncertificated shares to the person entitled thereto, cancel the old certificate, and record the transaction on the Corporation’s books.

Section 3. Rights of Corporation with Respect to Registered Owners. Prior to the surrender to the Corporation of the certificates for shares of stock with a proper request to record the transfer of such shares or receipt by the Corporation of proper transfer instructions from the registered owner of uncertificated shares, the Corporation may treat the registered owner as the person entitled to receive dividends, to vote, to receive notifications, and otherwise to exercise all the rights and powers of an owner.

Section 4. Transfer Agents and Registrars. The Board of Directors may make such rules and regulations as it may deem expedient concerning the issuance and transfer of shares of the stock of the Corporation and may appoint transfer agents or registrars or both, and may require all certificates of stock to bear the signature of either or both. Nothing herein shall be construed to prohibit the Corporation or any subsidiary of it from acting as its own transfer agent or registrar at any of its offices.

Section 5. Lost, Destroyed and Stolen Certificates. Where the owner of a certificate for shares claims that such certificate has been lost, destroyed or wrongfully taken, the Corporation shall issue a new certificate or uncertificated shares in place of the original certificate if the owner satisfies such reasonable requirements, including evidence of such loss, destruction, or wrongful taking, as may be imposed by the Corporation, including but without limitation, the delivery to the Corporation of an indemnity bond satisfactory to it.

ARTICLE IX

Indemnification

Section 1. Contract Right. The right to indemnification conferred in the Certificate of Incorporation and this Bylaw shall be a contract right and shall include the right to be paid by the Corporation the expenses incurred in defending any such proceeding in advance of its final disposition, such advances to be paid by the Corporation within 20 days after the receipt by the Corporation of a statement or statements from the claimant requesting such advance or advances from time to time; provided, however, that the payment of such expenses incurred by a person in advance of the final disposition of a proceeding, shall be made only upon delivery to the Corporation of an undertaking by or on behalf of such person, to repay all amounts so advanced unless it shall ultimately be determined that such person is entitled to be indemnified under this Bylaw or otherwise.

Section 2. Submission of Claim. To obtain indemnification under this Bylaw, a claimant shall submit to the Corporation a written request, including therein or therewith such documentation and information as is reasonably available to the claimant and is reasonably necessary to determine whether and to what extent the claimant is entitled to indemnification. In the event the determination of entitlement to indemnification is to be made by Independent Counsel (as hereinafter defined) as set forth in the Certificate of Incorporation, the Independent Counsel shall be selected by the Board of Directors. If it is so determined that the claimant is entitled to indemnification, payment to the claimant shall be made within 10 days after such determination.

Section 3. Unpaid Claim. If a claim under Section 1 of this Bylaw is not paid in full by the Corporation within thirty days after a written claim pursuant to Section 2 of this Bylaw has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standard of conduct which makes it permissible under the General Corporation Law of the State of Delaware for the Corporation to indemnify the claimant for the amount claimed. The burden of proving any such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, Independent Counsel or stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in the General Corporation Law of the State of Delaware, nor an actual determination by the Corporation (including its Board of Directors, Independent Counsel or stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

Section 4. Binding Determination. If a determination shall have been made pursuant to Section 2 of this Bylaw that the claimant is entitled to indemnification, the Corporation shall be bound by such determination in any judicial proceeding commenced pursuant to Section 3 of this Bylaw.

Section 5. Binding Effect on Corporation. The Corporation shall be precluded from asserting in any judicial proceeding commenced pursuant to Section 3 of this Bylaw that the procedures and presumptions of this Bylaw are not valid, binding and enforceable and shall stipulate in such proceeding that the Corporation is bound by all the provisions of this Bylaw.

Section 6. Non-exclusivity. The right to indemnification and the payment of expenses incurred in defending a proceeding in advance of its final disposition conferred in this Bylaw shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, Bylaws, agreement, vote of stockholders or Disinterested Directors or otherwise. No repeal or modification of this Bylaw shall in any way diminish or adversely affect the rights of any director, officer, employee or agent of the Corporation hereunder in respect of any occurrence or matter arising prior to any such repeal or modification.

Section 7. Validity. If any provision or provisions of this Bylaw shall be held to be invalid, illegal or unenforceable for any reason whatsoever: (1) the validity, legality and enforceability of the remaining provisions of this Bylaw (including, without limitation, each portion of any Section of this Bylaw containing any such provision held to be invalid, illegal or unenforceable, that is not itself held to be invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby; and (2) to the fullest extent possible, the provisions of this Bylaw (including, without limitation, each such portion of any Section of this Bylaw containing any such provision held to be invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

Section 8. Definitions. For purposes of this Bylaw:

A. “Disinterested Director” means a director of the Corporation who is not and was not a party to the matter in respect of which indemnification is sought by the claimant.

B. “Independent Counsel” means a law firm, a member of a law firm, or an independent practitioner, that is experienced in matters of corporation law and shall include any person who, under the applicable standards of professional conduct then prevailing, would not have a conflict of interest in representing either the Corporation or the claimant in an action to determine the claimant’s rights under this Bylaw.

Section 9. Notice. Any notice, request or other communication required or permitted to be given to the Corporation under this Bylaw shall be in writing and either delivered in person or sent by fax, telex, telegram, overnight mail or courier service, or certified or registered mail, postage prepaid, return receipt requested, to the Secretary of the Corporation and shall be effective only upon receipt by the Secretary.

ARTICLE X

Seal

The corporate seal, subject to alteration by the Board of Directors, shall be in the form of a circle and shall bear the name of the Corporation and the year of its incorporation and shall indicate its formation under the laws of the State of Delaware. Such seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.

ARTICLE XI

Fiscal Year

The fiscal year of the Corporation shall be as determined by the Board of Directors.

ARTICLE XII

Exclusive Forum for Adjudication of Disputes

Unless the Corporation consents in writing to the selection of an alternative forum, the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim for or based on a breach of a fiduciary duty owed by any current or former director or officer or other employee or agent of the Corporation to the Corporation or the Corporation’s stockholders, including a claim alleging the aiding and abetting of such a breach of fiduciary duty, (iii) any action asserting a claim against the Corporation or any current or former director or officer or other employee or agent of the Corporation arising pursuant to any provision of the Delaware General Corporation Law or the Certificate of Incorporation or these Bylaws (as either may be amended from time to time), (iv) any action asserting a claim related to or involving the Corporation or any current or former director or officer or other employee or agent of the Corporation that is governed by the internal affairs doctrine of the State of Delaware or (v) any action asserting an “internal corporate claim” as that term is defined in Section 115 of the Delaware General Corporation Law shall, in each case, be the Delaware Court of Chancery located within the State of Delaware (or, if the Delaware Court of Chancery located within the State of Delaware lacks jurisdiction over any such action or proceeding, the sole and exclusive forum for such action or proceeding shall be another state or federal court located within the State of Delaware).

ARTICLE XIII

Amendments

The Bylaws of the Corporation may be amended or repealed, or new Bylaws not inconsistent with law or any provision of the Certificate of Incorporation, may be made and adopted by a majority vote of the whole Board of Directors at any regular or special meeting of the Board.

Amended and Restated as of June 12, 2017.